UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2023

XBP Europe Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 East Grauwyler Road

Irving, Texas 75061

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 935-2832)

(Former name or former address, if changed since last report)

CF Acquisition Corp. VIII

110 East 59th Street

New York, NY 10022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CFFE	Nasdaq Global Market

Redeemable warrants, exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CFFEW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On November 29, 2023, XBP Europe Holdings, Inc., a Delaware corporation f/k/a CF Acquisition Corp. VIII (the “Company”), consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated October 9, 2022 (as the terms and conditions therein may be amended, modified or waived from time to time, the “Merger Agreement”), by and among the Company, Sierra Merger Sub Inc., a Delaware corporation, BTC International Holdings, Inc., a Delaware corporation, and XBP Europe, Inc., a Delaware corporation, following approval thereof at a special meeting of the Company’s stockholders held on August 24, 2023.

On November 29, 2023, the Company issued a press release announcing, among other things, the closing of the Business Combination and that the Company’s common stock and warrants are expected to commence trading on Nasdaq on November 30, 2023 under the ticker symbols “XBP” and “XBPEW”, respectively. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 29, 2023 announcing the closing of the Business Combination.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XBP Europe Holdings, Inc. (formerly known as CF Acquisition Corp. VIII)

Dated: November 29, 2023	By:	/s/ Dejan Avramovic
	Name:	Dejan Avramovic
	Title:	Chief Financial Officer

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